Exhibit 10.69

13 April 2004

SIRVA, Inc.
700 Oakmont Lane
Westmont, Illinois 60559
Attention: General Counsel

Clayton, Dubilier & Rice Fund V, L.P.
1403 Foulk Road, Suite 106
Wilmington, Delaware 19803
Attention: General Partner

Ladies and Gentleman

Letter Agreement dated as of 19 November 1999

        Reference is made to the letter agreement (the "Letter Agreement"), dated as of 19 November 1999, by and among SIRVA, Inc. (formerly known as NA Holding Corporation) (the "Company"), North American Van Lines Inc. ("North American Van Lines"), Clayton, Dubilier & Rice Fund V, Limited Partnership and Exel Investments Ltd. (formerly known as NFC plc ("Exel").

        Pursuant to Section 1(a)(ii), Section 1(a)(iii), Section 1(a)(iv), Section 1(b) and Section 1(c) of the Letter Agreement, Exel was granted certain rights with respect to the boards of directors of the Company, North American Van Lines and other subsidiaries of the Company.

        For the past several years, other than receiving copies of materials sent to members of the Company's board of directors, Exel has not exercised any of its rights set forth in Section 1(a)(ii), Section 1(a)(iii), Section 1(a)(iv), Section 1(b) and Section 1(c) of the Letter Agreement.

        Now that the Company has completed its initial public offering and has offered and sold shares of its common stock to the public, Exel has concluded that it does not desire to retain nor to enforce its rights under Section 1(a)(ii), Section 1(a)(iii), Section 1(a)(iv), Section 1(b) and Section 1(c) of the Letter Agreement.

SIRVA, Inc.
Clayton, Dubilier & Rice Fund V, L.P.
13 April 2004

        Thus, effective as of the date hereof, Exel hereby irrevocably surrenders and releases all of its rights set forth in Section 1(a)(ii), Section 1(a)(iii), Section 1(a)(iv), Section 1(b) and Section 1(c) of the Letter Agreement.

Yours faithfully

Exel Investments Ltd

By:	/s/ DOUGLAS EVANS Name: Douglas Evans Title: Director

cc:	Steven R Finley Esq Paul S Bird Esq.